Exhibit (h) (1) (vii)
SCHEDULE A
Dated: May 23, 2012
Allianz Funds Multi-Strategy Trust
Allianz AGIC Convertible Fund
Allianz AGIC Focused Opportunity Fund
Allianz AGIC High Yield Bond Fund
Allianz AGIC International Growth Fund
Allianz AGIC International Growth Opportunities Fund
Allianz AGIC Micro Cap Fund
Allianz AGIC U.S. Emerging Growth Fund
Allianz AGIC Ultra Micro Cap Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2030 Fund
Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz Global Investors Solutions Global Allocation Fund
Allianz Global Investors Solutions Global Growth Allocation Fund
Allianz Global Investors Solutions Retirement Income Fund
Allianz F&T Behavioral Advantage Large Cap Fund
Allianz NFJ Global Dividend Value Fund
Allianz NFJ International Value II Fund
Allianz RCM All Alpha Fund
Allianz RCM China Equity Fund
Allianz RCM Disciplined Equity Fund
Allianz RCM Global Water Fund
Allianz RCM Redwood Fund
Allianz RCM Short Duration High Income Fund
Allianz NFJ International Value II fund
Allianz Global Investors Solutions 2025 Fund
Allianz Global Investors Solutions 2035 Fund
Allianz Global Investors Solutions 2045 Fund
Allianz Global Investors Solutions 2055 Fund
Allianz AGIC Global Managed Volatility Fund
NFJ International Small-Cap Value Fund

ALLIANZ FUNDS MULTI-STRATEGY TRUST	By:	/s/ Brian S. Shlissel
	Title:	President

Name:	Brian S. Shlissel

BOSTON FINANCIAL DATA SERVICES, INC	By:	/s/ Robert C. Trower
	Title:	Managing Director

Name:	Robert C. Trower
As an Authorized Officer on behalf of each Portfolio of the Funds indicated on Schedule A